      As Filed with the Securities and Exchange Commission on May 26, 1995.
    ________________________________________________________________________
    ________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                _________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ACME METALS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                        13500 SOUTH PERRY AVENUE                  36-3802419
(State or other jurisdiction of            RIVERDALE, ILLINOIS 60627               (I.R.S.employer
incorporation or organization)                                                 identification number)
                                   (Address of Principal Executive Offices)
                                              _________________

                            ACME METALS INCORPORATED
                          1994 STOCK INCENTIVE PROGRAM
                            (Full title of the Plan)
                       __________________________________
                              EDWARD P. WEBER, JR.
                        VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                            ACME METALS INCORPORATED
                            13500 SOUTH PERRY AVENUE
                           RIVERDALE, ILLINOIS  60627
                     (Name and Address of Agent for Service)
                                _________________
                                  (708)849-2500
          (Telephone Number, Including Area Code, of Agent for Service)


                                                   CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED               PROPOSED
                                              AMOUNT                  MAXIMUM                MAXIMUM                AMOUNT OF
          TITLE OF SECURITIES                  TO BE              OFFERING PRICE            AGGREGATE             REGISTRATION
           TO BE REGISTERED                REGISTERED(1)           PER SHARE(2)         OFFERING PRICE(2)              FEE
- ----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $1.00 per
 share. . . . . . . . . . . . .               400,000                 $17.25               $6,900,000               $2,379.31
- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Shares of Common Stock which may be acquired pursuant to options available for grant in the future ("Options") under the Acme Metals Incorporated 1994 Stock Incentive Program (the "Program").
(2) Determined pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Acme Metals Incorporated Common Stock as reported on the Nasdaq Stock Market on May 23, 1995.

     THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE IMMEDIATELY UPON FILING PURSUANT TO RULE 462 OF THE SECURITIES AND EXCHANGE COMMISSION.

                                     PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (a)  Annual Report on Form 10-K for the year ended December 25, 1994.

     (b)  Quarterly Report on Form 10-Q for the Quarter ended March 26, 1995.

     (c) Description of the Common Stock set forth in the Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 27, 1992 and incorporated herein by reference, amending the description in Item 11 of the Form 10 Registration Statement of Acme Steel Company, the Registrant's predecessor, filed pursuant to Section 12 of the Securities Exchange Act of 1934, with the Securities and Exchange Commission on June 18, 1986.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.


ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933. The Company's Certificate of Incorporation and By-laws provide for indemnification of its directors, officers and employees to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has Indemnification Agreements with its officers and directors.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this registration statement:

     EXHIBIT DESCRIPTION

     4.   Instruments Defining the Rights of Security Holders
          4.1 Restated Certificate of Incorporation of the Registrant (Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 27, 1992 (the "1992 10-K") and incorporated by reference herein)
          4.2 Amended and Restated By-laws of the Registrant as adopted May 25, 1992 (Filed as Exhibit 3.2 to the 1992 10-K and incorporated by reference herein)
          4.3   Acme Metals Incorporated 1994 Stock Incentive Program
     5.   Opinion Regarding Legality
          5.1   Opinion of Coffield Ungaretti and Harris
     23.  Consents of Experts and Counsel
          23.1  Consent of Coffield Ungaretti and Harris (see Exhibit 5.1)
          23.2  Consent of Price Waterhouse LLP

ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15-(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Riverdale, State of Illinois, on this 26th day of May, 1995.

                                   ACME METALS INCORPORATED

                                   By:  /s/ B. W. H. Marsden
                                        _____________________________
                                        Brian W. H. Marsden
                                        CHAIRMAN OF THE BOARD OF DIRECTORS
                                        AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURES                                        TITLE                                                  DATE
         ----------                                        -----                                                  ----



/s/ B. W. H. Marsden
_____________________________        Director, Chairman of the Board of Directors and Chief                   May 26, 1995
    Brian W. H. Marsden              Executive Officer (Principal Executive Officer)



/s/  J. F. Williams
_____________________________        Vice President/Finance and Administration (Principal Financial           May 26, 1995
     Jerry F. Williams               Officer)



/s/ S. D. Bennett
_____________________________        Director, President and Chief Operating Officer (Principal               May 26, 1995
    Stephen D. Bennett               Operating Officer)


/s/  G. J. Pritz
_____________________________        Controller (Principal Accounting Officer)                                May 26, 1995
     Gregory J. Pritz


/s/    C.J. Gauthier
_____________________________        Director                                                                 May 26, 1995
       C.J. Gauthier


/s/  Edward G. Jordan
_____________________________        Director                                                                 May 26, 1995
     Edward G. Jordan


/s/  Andrew R. Laidlaw
_____________________________        Director                                                                 May 26, 1995
     Andrew R. Laidlaw


/s/   F. A. LePage
_____________________________        Director                                                                 May 26, 1995
      Frank A. LePage

/s/ Reynold C. MacDonald
_____________________________        Director                                                                 May 26, 1995
    Reynold C. MacDonald


/s/  Julien L. McCall
_____________________________        Director                                                                 May 26, 1995
     Julien L. McCall


/s/ Carol O'Cleireacain
_____________________________        Director                                                                 May 26, 1995
    Carol O'Cleireacain


/s/  William P. Sovey
_____________________________        Director                                                                 May 26, 1995
     William P. Sovey


/s/ L. Frederick Sutherland
_____________________________        Director                                                                 May 26, 1995
    L. Frederick Sutherland


/s/  William R. Wilson
_____________________________        Director                                                                 May 26, 1995
     William R. Wilson
